POWER OF ATTORNEY FOR FORMS 3, 4, AND 5

	I hereby constitute and appoint Rick Green and Cassandra Griffin, and each of them, my true and lawful attorney and agent to execute for and on my behalf
Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange
Act of 1934 and the rules thereunder; to do any and all things in my name which said person may deem necessary or advisable to complete the execution of any such Form 3, 4, or 5 and the filing of such forms and amended forms with the
Securities and Exchange Commission and any other applicable regulatory authority; and I hereby approve, ratify, and confirm all that said person shall do or cause to be done by virtue of this Power. This Power shall continue in effect until the earliest of (i) the date that I revoke it, (ii) the date that you resign as my attorney and agent hereunder, and (iii) one week after the filing of a Form 4 indicating that I am no longer subject to Section 16 reporting obligations.

	In WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of August 2012.




		Signature: /s/ Larry J. Lanie

		Printed Name: Larry J. Lanie


		As witnessed by hand and seal on this
		23rd day of August 2012
		/s/ Nikki M. Schrock
		Notary Public State of Oklahoma
		My Commission expires 8/12/14